Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS THIRD QUARTER RESULTS

ADDISON, Texas, November 8, 2004 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced its results for the third quarter ended September 30, 2004. The Company reported consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $42,428,000 for the quarter, reflecting a slight increase from $42,352,000 for the same period in the prior year. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures. A reconciliation of Adjusted EBITDA to net income is provided within this press release.

Revenue for the third quarter of 2004 increased 6% to $284,566,000 from $268,853,000 in the year-earlier period. The Company reported an operating loss of $9,170,000 for the third quarter of 2004 compared with operating income of $31,127,000 in the third quarter of last year. The Company’s operating loss for the quarter included non-cash impairment charges of $41,682,000 related to the write-down of the goodwill and other long-lived assets of the Company’s Care Management Services segment. During the quarter, the Company also incurred a pre-tax loss of $2,290,000 related to the early retirement of the remaining $27,579,000 of its 13% Senior Subordinated Notes. Including these charges, Concentra’s net loss for the third quarter was $26,295,000 versus net income of $10,499,000 for the third quarter of 2003.

For the nine months ended September 30, 2004, Concentra’s revenue increased 7% to $839,612,000 from $781,281,000 in the same period of 2003. Primarily due to the $41,682,000 in impairment charges incurred during the third quarter, operating income decreased to $53,243,000 from $82,880,000 for the first nine months of 2003. In connection with its refinancing transactions, Concentra has also incurred $14,105,000 in year-to-date charges related to the early retirement of debt. Accordingly, the Company’s net loss for the first nine months of the year was $14,532,000 as compared to net income of $29,769,000 in the first nine months of 2003. For the year-to-date, Adjusted EBITDA was $125,750,000, up 7% from $117,239,000 reported for the comparable period last year.

“We continued to achieve strong results in our Health Services division during the most recently completed quarter,” said Daniel Thomas, Concentra’s President and Chief Executive Officer. “With same-center visit growth of 8.1% and increases in our other ancillary services, we achieved a $5,441,000 increase in the gross contribution from this segment of our business. Our

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Concentra Announces Third Quarter Results

November 8, 2004

Network Services business segment also continued to demonstrate revenue growth during the third quarter. However, as we previously anticipated, our rates of growth in revenue and earnings slowed during the quarter primarily due to the effects of changes to the California fee schedule implemented earlier this year. Nevertheless, on a combined basis, we continue to be pleased with the overall success that our Health Services and Network Services businesses have accomplished during 2004.

“In the third quarter, the results of our Care Management Services segment continued to reflect decreases as compared to the prior year,” said Thomas. “These decreases and a culmination of other events have caused us to incur a non-cash charge for the impairment of our goodwill and certain other assets of this business segment. It is also important to note that the results from our Care Management Services segment were adversely affected during the quarter due to approximately $2,500,000 in lease termination, severance and other non-recurring expenses.”

At September 30, 2004, Concentra had no borrowings outstanding under its $100,000,000 revolving credit facility and had $47,194,000 in cash and investments. At the conclusion of the third quarter, the Company had a Days Sales Outstanding of 60 days, which represented a four-day reduction from the same period last year. For the nine-month period ending September 30, 2004, Concentra had net cash provided by operating activities of $71,615,000.

The Company’s non-cash impairment charges during the quarter were comprised of a $36,008,000 charge for the impairment of goodwill and a $5,674,000 charge for the impairment of other long-lived assets. The Company’s charges for the impairment of goodwill and other long-lived assets were determined in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) 142, Goodwill and Other Intangible Assets and SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. These charges will not result in future cash expenditures or have an impact on the Company’s liquidity or debt covenants.

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and repricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to approximately 130,000 employer locations and 3,500 insurance companies, health plans and third party administrators nationwide.

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Concentra Announces Third Quarter Results

November 8, 2004

A public, listen-only simulcast of Concentra’s third quarter conference call will begin at 9:00 a.m. Eastern Standard Time tomorrow (November 9, 2004) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through December 9, 2004.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in its data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Announces Third Quarter Results

November 8, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
REVENUE:
Health Services	$156,214	$134,950	$435,221	$379,906
Network Services	69,635	65,368	216,412	188,879
Care Management Services	58,717	68,535	187,979	212,496

Total revenue	284,566	268,853	839,612	781,281

COST OF SERVICES:
Health Services	124,159	108,336	351,102	310,686
Network Services	40,465	35,280	124,519	106,311
Care Management Services	53,682	61,258	167,619	188,496

Total cost of services	218,306	204,874	643,240	605,493

Total gross profit	66,260	63,979	196,372	175,788

General and administrative expenses	32,930	31,883	98,906	89,937
Amortization of intangibles	818	969	2,541	2,971
Loss on impairment	41,682	—	41,682	—

Operating income (loss)	(9,170)	31,127	53,243	82,880

Interest expense, net	14,391	13,790	42,370	42,944
(Gain) loss on fair value of hedging arrangements	—	(5,456)	—	(9,869)
Loss on early retirement of debt	2,290	7,837	14,105	7,837
Other, net	935	804	2,733	2,187

Income (loss) before income taxes	(26,786)	14,152	(5,965)	39,781
Provision (benefit) for income taxes	(491)	3,653	8,567	10,012

Net income (loss)	$(26,295)	$10,499	$(14,532)	$29,769

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Concentra Announces Third Quarter Results

November 8, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Consolidated Balance Sheets

(in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,194	$42,621
Accounts receivable, net	184,421	170,444
Prepaid expenses and other current assets	31,676	40,084

Total current assets	263,291	253,149

PROPERTY AND EQUIPMENT, NET	103,757	120,101

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	450,315	483,773

OTHER ASSETS	22,560	17,969

	$839,923	$874,992

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	4,037	4,841
Accounts payable and accrued expenses	121,955	130,881

Total current liabilities	125,992	135,722

LONG-TERM DEBT, NET	731,181	654,393

DEFERRED INCOME TAXES AND OTHER LIABILITIES	48,424	40,867

STOCKHOLDER’S EQUITY (DEFICIT)	(65,674)	44,010

	$839,923	$874,992

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Concentra Announces Third Quarter Results

November 8, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2004	2003
OPERATING ACTIVITIES:
Net income (loss)	$(14,532)	$29,769
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	30,470	33,822
Amortization of intangibles	2,541	2,971
Restricted stock amortization	1,087	317
Loss on impairment	41,682	—
Write-off of deferred financing costs	2,505	7,837
Write-off of fixed assets	209	82
(Gain) loss on change in fair value of hedging arrangements	—	(9,869)
Changes in assets and liabilities:
Accounts receivable, net	(12,026)	(17,909)
Prepaid expenses and other assets	10,197	(864)
Accounts payable and accrued expenses	9,482	4,416

Net cash provided by operating activities	71,615	50,572

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(6,794)	(5,094)
Purchases of property, equipment and other assets	(19,226)	(21,104)

Net cash used in investing activities	(26,020)	(26,198)

FINANCING ACTIVITIES:
Borrowings (payments) under the revolving credit facilities, net	—	—
Proceeds from the issuance of debt	222,850	486,500
Repayments of debt	(146,918)	(339,568)
Dividend to parent	(96,028)	—
Payment of early debt retirement costs	(11,600)	—
Payment of deferred financing costs	(8,595)	(11,135)
Distributions to minority interests	(1,141)	(2,316)
Contribution from the issuance of common stock by parent	410	242
Contribution to parent	—	(141,152)
Payment to terminate hedging arrangement	—	(23,603)
Other	—	(100)

Net cash used in financing activities	(41,022)	(31,132)

NET INCREASE (DECREASE) IN CASH	4,573	(6,758)
CASH, BEGINNING OF PERIOD	42,621	19,002

CASH, END OF PERIOD	$47,194	$12,244

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Concentra Announces Third Quarter Results

November 8, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income (loss)	$(26,295)	$10,499	$(14,532)	$29,769

Provision (benefit) for income taxes	(491)	3,653	8,567	10,012
Interest expense, net	14,391	13,790	42,370	42,944
Depreciation expense	9,716	11,142	30,470	33,822
Amortization expense	1,310	1,071	3,628	3,288

EBITDA	(1,369)	40,155	70,503	119,835

(Gain) loss on fair value of hedging arrangements	—	(5,456)	—	(9,869)
Loss on impairment	41,682	—	41,682	—
Loss on early retirement of debt	2,290	7,837	14,105	7,837
Minority share of depreciation, amortization and interest	(175)	(184)	(540)	(564)

Adjusted EBITDA	$42,428	$42,352	$125,750	$117,239

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes, and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been made in a manner consistent with the requirements of the indenture that relates to its 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Announces Third Quarter Results

November 8, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Health centers at period end	257	247	257	247
Total visits to health centers	1,610,721	1,407,249	4,482,715	3,956,990

Same-center performance [a]:
Injury-related visits %	47.3%	49.3%	47.6%	50.0%
Visits per business day growth	8.1%	0.7%	9.0%	(0.3)%
Revenue per visit growth	(0.3)%	1.8%	(0.6)%	2.9%
Revenue per business day growth	7.8%	2.5%	8.4%	2.6%
Revenue (in thousands) [b]	$130,804	$118,549	$374,279	$336,404

Current 2004 performance guidance:

All amounts are approximate and reflect current estimates. Actual results may differ materially from provided amounts. This guidance is subject to immediate change and no public update or notice.

Revenue:	$1.1 billion.
Adjusted EBITDA [c]:	$160 million.
Operating Cash Flow:	$85 to $90 million.
Capital Expenditures:	$30 to $35 million.

Notes:

[a]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years as of the date indicated and includes the effects of any centers acquired and subsequently consolidated into existing centers.
[b]	Excludes ancillary services, on-site services and centers acquired within the previous two full years.
[c]	Please refer to the discussion on Page 7 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

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